Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Clean Energy Fuels Corp.:
We consent to the incorporation by reference in the registration statements (Nos. 333-145434, 333-150331, 333-152306, 333-156776, 333-159799, 333-160241, 333-164301, 333-168433, 333-171957, 333-174989, 333-177043, 333-178877, 333-179223, 333-186705, 333-187085, 333-187456, 333-189925, 333-190536, 333-192221, 333-193243, 333-201379, 333-206121, 333-208868, and 333-211934) on Form S-3 and Form S-8 of Clean Energy Fuels Corp. and subsidiaries of our report dated March 7, 2017, with respect to the consolidated balance sheets of Clean Energy Fuels Corp. and subsidiaries as of December 31, 2015 and 2016, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10-K of Clean Energy Fuels Corp. and subsidiaries.
/s/ KPMG LLP
Irvine, California
March 7, 2017